UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) March 7, 2007

                            SOUTH TEXAS OIL COMPANY
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

2802 Flintrock Trace, Suite 252, Austin, TX                78738
-------------------------------------------              ----------
(Address of principal executive offices)                 (Zip Code)

                 (512)371-4152 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under  the  Securities  Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01    Completion of Acquisition or Disposition of Assets.

On March 7, 2007, South Texas Oil Company issued a news release reporting that South Texas Oil Company has acquired leasehold acreage, oil and gas interests and other related assets.

   a) On April 20, 2007, South Texas Oil Company merged Leexus Properties Corp into Leexus Operating Company, a newly formed subsidiary of South Texas Oil Company.

   b) There exists no material relationship other than in respect of the transaction, between the registrant or any of its affiliates, or any officer and director and Leexus Properties Corp.

   c) South Texas Oil Company is issuing 2,000,000 shares of restricted common stock, providing $3 million in cash and a note for $4 million as consideration for the merger to the selling shareholders of Leexus Properties Corp.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  Financial Statements and Exhibits.

     (a) Financial Statements.

             Not applicable.

     (b) Pro Forma Financial Information.

If pro forma Information is required, as permitted by Item 9.01(b)(2) of Form 8-K, we will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K by amendment to this Current Report on Form 8-K on or prior to 71 calendar days from the date we are required to report the transaction.


     (c) Exhibits

Exhibit Number      Description

10.20               Agreement and Plan of Merger


          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2007

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer